UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

K-V Pharmaceutical Company

(Exact name of Registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO		63044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 30, 2010, K-V Pharmaceutical Company (the “Company”) committed to a plan to reduce its work force from 681 to 392. On March 31, 2010, the Company implemented such plan. The reduction in the Company’s work force is a part of its efforts to manage its cash and financial resources while it continues working with the Food and Drug Administration to return its products to market. As disclosed previously, the Company’s top priority is maintaining and attempting to increase its limited cash and financial resources.

In connection with the reduction of its work force, the Company expects to incur one-time termination and other associated costs of approximately $5 million to $6 million, which the Company expects to be paid between April 1, 2010 and July 31, 2010. Such costs include severance and paid-leave payments, FICA taxes and medical benefits.

A copy of the press release issued by the Company on March 31, 2010 in connection with the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 31, 2010*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: April 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 31, 2010*

*	Filed herewith